INDIA NON JUDICIAL


                                                        RS 100

                                                              ONE HUNDRED RUPEES


DELHI                                                                     202027

                            ASSETS PURCHASE AGREEMENT

This Assets Purchase Agreement ("Agreement") is executed on this 31st day of March, 2005 BETWEEN:

1.  SELLERS

     (i) M/S. SOFTWARE MOGULS INDIA PRIVATE LIMITED, a company incorporated in terms of the Companies Act, 1956 and having its registered office situated at D - 70 A, East of Kailash, New Delhi - 110 065 through its Director viz. SHRI KESHAV GARG in terms of Board Resolution dated December 03, 2004.


     (ii) M/S. S M INFOEXPERT PRIVATE LIMITED, a company incorporated in terms of the Companies Act, 1956 and having its registered office situated at D - 70 A, East of Kailash, New Delhi - 110 065 through its Director viz. SHRI KESHAV GARG in terms of Board Resolution dated December 03, 2004.


For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -1-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director

The aforesaid parties contained in paragraph (i) and (ii) are hereinafter jointly and severally called as "Sellers", which expression shall, unless repugnant to the meaning or context thereof, be deemed to include their successors, nominees and permitted assigns.

                                       AND

2.   PURCHASERS

     (i) M/S. APA OPTRONICS (INDIA) PRIVATE LIMITED, a company incorporated in terms of the provisions of Companies Act, 1956 and having its registered office situated at 503-504, Chiranjiv Tower, 43 Nehru Place, New Delhi 110019 through its director Mr. Kulbhushan Jain in terms of Board Resolution dated September 13, 2004.

The aforesaid party is hereinafter called as "Purchaser", which expression shall, unless repugnant to the meaning or context thereof, be deemed to include their successors, nominees and assigns.

The Sellers and the Purchaser are referred to herein individually as "PARTY" and collectively as "PARTIES"


WHEREAS


A. The Sellers are the corporate having their units set up under Foreign Trade Policy of the Government of India in the Special Economic Zone (SEZ) situated at NOIDA at A-2, SDF, NSEZ, NOIDA - 201305 (U.P.) INDIA.

B. The Sellers i.e. M/s. Software Moguls India Pvt. Ltd. and M/s. S M Infoexpert Pvt. Ltd., have agreed to sell and the Purchasers have agreed to purchase, all the assets as specified in the annexure attached in following manner with this agreement and forms part and parcel of this agreement:

     (i) List of Specified Assets of M/s. Software Moguls India Pvt. Ltd. as ANNEXURE - A.

     (ii) List  of Specified Assets of M/s. S M Infoexpert Pvt. Ltd. as ANNEXURE
          -  B.

For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -2-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director

The aforesaid specified assets as contained in Annexure A and B are hereinafter jointly called as "Specified Assets".

C. The Parties now desire to record the terms and conditions of their understanding and wish to set forth their respective rights and obligations in respect thereof.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Parties agree as follows:

1. That subject to condition contained in clause 2, the sellers had agreed to sell their entire assets ("Specified Assets") as described in the attached Annexure A & B on payment of the consideration of US $ 60,000 (equivalent to INR. 26,04,000/-) by the Purchaser.

2. That the sale consideration as mentioned above in clause 1 shall be subject to the deductions to the extent of Rs. 2,04,000/-, the sale value of the amount collected as Sale proceeds of Specified Assets, as detailed in Annexure C.

3. That some of the Softwares presently being used by the sellers are still having a useful life. These Softwares valuing Rs. 2,66,211/- (Rupees two lac sixty six thousand two hundred eleven only) have been sold to the purchasers by the software vendors directly. The purchaser has paid this amount directly to these vendors and this amount is to be reduced from consideration payable under clause 1 hereof. The purchaser can now use these softwares freely. The details of these software are included in ANNEXURE C-1

4. That the Purchaser shall pay the aforesaid consideration to the sellers vide Cheque(s) payable at NOIDA / New Delhi.


For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -3-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director

5. That the Sellers hereby undertake the responsibility of ensuring that all the Specified Assets as detailed in ANNEXURE A and ANNEXURE B attached and as contained in the respective audited balance sheet as on March, 31, 2004, are free from all charges or encumbrance or lien of any kind whatsoever.

6. That this agreement is only for the purchase of the entire specified assets of the Sellers and no liabilities of the Sellers of any kind are taken over by the purchaser.

7. That Sellers hereby warrants that all other, rights, claims, intellectual property rights and other assets of the seller, whether tangible and/or intangible. shall hereafter fully vest in the Purchaser and the Sellers will not have any interest of any kind whatsoever in any of the said Assets.

8. The sellers has provided a comprehensive list of intellectual property rights developed and owned by the sellers as annexed with this agreement as ANNEXURE D. This list clearly identify Softwares which had been sold/transferred to the customer of the Sellers in past in the ordinary course of business and the extent to which these rights have been transferred. The seller also hereby warrants that any royalty, license fee or renewal or maintenance charges on IPR sold / transferred in past, if any, will belong to the purchaser. The general applications of such softwares could be used by the purchaser to the extent such usage do not infringe the rights of the buyers as identified in the list.

9. That the assets transferred to the purchaser do not include cash, bank balances, investments, loans and advances and other non business assets of the sellers and specific fixed assets of nominal value as per ANNEXURE E. The security deposits and other advances in the ordinary course of business given by the sellers to various persons or authorities including to state electricity Boards, Telephone companies etc. will belong to the sellers.


For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -4-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director

10. That the Sellers jointly as well as severally undertake that the said Specified Assets are free from all liabilities, obligations or charge of any kind whatsoever against it. The Sellers hereby undertake to indemnify the Purchasers and the Company of any liability, which may arise on the Purchaser, of any kind whatsoever in relation to the said Specified Assets.

11. That the Sellers will fully indemnify and co-operate with the Purchasers to ensure that the Purchasers are able to freely enjoy the free physical possession, ownership title and all rights attached to the Specified Assets. The Sellers hereby agree to sign all necessary papers, undertakings, no objection certificates, letters and such other papers and documents as may be required by the Government, Noida Special Economic Zone Authority or any authority or any party dealing with the Purchaser.

12. That the Sellers have warranted that all employees of the sellers as on 1st February, 2005 shall be available to the purchaser for being employed by the purchaser, at the option of the purchaser.

13. That the Sellers also agrees not to employ any of their employees as mentioned above in para 12 for a period of 3 years, in case the said employee is opted for being employed by the Purchaser even if such employees leave the employment of the purchaser at any date for any reason whatsoever.

14. That this Agreement is subject to the approval to various applications as filed by the Purchaser, with the NSEZ Authorities. Govt. of India etc. in a manner acceptable to Purchaser and suited to the business plan of the Purchaser. No legal right will arise in favour of the Sellers in pursuance to this Agreement till the Purchaser fully approve the transaction, as suitable to them in writing by way of Certificate issued by the Purchaser to the Sellers.


For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -5-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director

15. That as per the approval of Noida Special Economic Zone (NSEZ) authorities, the Sellers has surrendered the tenancy / lease rights in the premises located at A - 2. SDF, NSEZ, NOIDA - 201305 (U.P.) INDIA and has provided their No Objection Certificate (NOC) in favour of the Purchaser for taking on lease / rent from NSEZ Authorities. The said premise has been allotted by NSEZ, NOIDA on lease to the purchaser. The purchaser have taken possession the premises and all the specified assets as per Annexure A and Annexure B.

16. That the Sellers have warranted that there are no litigation, cases etc. of any kind whatsoever pending before any authority, court of law against the Sellers related to Specified Assets, to the best of their knowledge, information and belief.

17. That Sellers also warrants that they are duly authorized to sell the said Specified Assets and Sellers will obtain necessary permissions for the sale.

18. That Sellers hereby undertake that they have taken all permissions as was be required for the purpose to sell the Specified Assets to the Purchaser in terms of the provisions as contained under Chapter 7 of the Foreign Trade Policy 2004-2009 and has also undertaken that there shall, be no subsistence or continuing obligation, warranties or guarantees relating to the Specified Assets except as specifically undertaken by the purchaser,

19. That the Sellers have agreed that they will not commence any business or operations similar to their present operations or any other business or profession which may amounts to competition with the Purchaser for a period of 3 years from the date of signing of this agreement.

20.  That  the  Sellers  have  the  authorizations  to  execute  this  Agreement

21. NOTIFICATION - Any notice or written communication provided for or required in terms of this Agreement by either Party to the other, including but not limited to


For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -6-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director
     any and all offers, writings, or notices to be given hereunder, shall be made in English by courier service delivered letter. The date of receipt of a notice or communication hereunder shall be deemed to be five (5) days after the letter is given to the courier service in the case of a courier service delivered letter. All notices and communications shall be sent to the appropriate address set forth above, until the same is changed by notice given in writing to the other Party.

22. WAIVER OF RIGHTS - Failure or delay on the part of either Party to exercise any right, power or privilege under this Agreement shall not operate as a waiver thereof; nor shall any single or partial non-exercise of any right, power or privilege preclude any other future exercise thereof.

23. ENTIRE AGREEMENT - This Agreement supersede all prior agreements. understandings and representations, written and oral. In case of any inconsistency between this Agreement and any prior understanding this Agreement shall prevail.

24.  FORCE  MAJEURE


24.1 If an event of Force Majeure occurs, the contractual obligations of the Party affected by Force Majeure shall be automatically suspended during the period of delay caused by such Force Majeure and the period for performing the obligations shall be extended, without incurring any liability there from, for a period equal to such suspension.

24.2 The Party affected by Force Majeure shall promptly inform the other Party in writing and shall furnish within fifteen (15) days thereafter-sufficient proof of the occurrence and expected duration of such Force Majeure. The Party affected by Force Majeure shall also use all reasonable endeavours to mitigate the negative effects of such Force Majeure on such Party's ability to perform its contractual obligations.

24.3 In the event of Force Majeure, the Parties shall immediately consult with each


For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -7-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director
     other in order to find an equitable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.

24.4 For the purposes of this clause, Force Majeure shall mean any act of god such as earthquake, floods, storms or any governmental actions that would render the obligations under this Agreement impossible to perform.

25. EXPENSES - Each Party hereto will bear the legal, accounting and other expenses, duties and taxes incurred by such Party in connection with the negotiation, preparation and execution of this Agreement and the documents and transactions contemplated hereby.

26. AMENDMENTS - This Agreement may be amended only by an instrument in writing signed by duly authorized representatives of each of the Parties.

27. DISPUTE RESOLUTION - That any dispute in relation to this agreement shall be referred to a panel of arbitrators consisting of one nominee each from both sides who will appoint an umpire in terms of Arbitration and Conciliation Act, 1996.

28. JURISDICTION - That the jurisdiction of this agreement will be at New Delhi/Delhi.


IN WITNESS WHEREOF THE PARTIES HERETO HAVE HEREUNTO SET THEIR RESPECTIVE HANDS THE DAY AND YEAR ABOVE WRITTEN:

     FOR SELLERS

     For SOFTWARE MOGULS INDIA PRIVATE LIMITED

     /s/ Keshav Garg
     KESHAV GARG
     DIRECTOR
(Signed in terms of authority given vide Board Resolution dated 3rd December, 2004.)


For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -8-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director

     For S M INFOEXPERT PRIVATE LIMITED

     /s/ Keshav Garg
     KESHAV GANG
     DIRECTOR
(Signed in terms of authority given vide Board Resolution dated 3rd December,
2004)


          FOR THE PURCHASERS


          FOR APA OPTRONICS (INDIA) PRIVATE LIMITED
          /S/ Kul Bhushan Jain
          KUL BHUSHAN JAIN
          DIRECTOR

(Signed in terms of authority given vide Board Resolution dated September 13, 2004.)


WITNESSES :


1.


2.



For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -9-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director

                                                                    ANNEXURE - A

 LIST OF SPECIFIED ASSETS OF M/S. SOFTWARE MOGULS INDIA PVT. LTD.



     PARTICULARS                                         QUANTITY

1.   125 KVA Generator                                          1
     Manufacturer - Meera & Co, Delhi

2.   20 KVA Generator
     Manufacturer - Bhaskar, Pune                               1

3.   DB System Online UPS 5 KVA with 14 Batteries each          3

4.   Tata Liebert UPS System Online UPS 6 KVA each              1
     with 16 Batteries

5.   One KVA UPS of Enlova with 1 Battery                       1

6.   One KVA UPS of DB with 2 Batteries                         1

7.   Window ACs of 1.5 tons each (of Voltas Ltd.)              10
     with 4 KVA Voltage Stabilizers of Logicstat

8.   Split AC of l.5 tons each (of Voltas Ltd.)                 1
     with 4 KVA Voltage Stabilizer of Logicstat

9.   Vintron PC set complete P-III                              1

10.  Cisco Router-Computer Peripheral-Hard ware                 1

11.  Hand Dryer                                                 1

12.  Refrigerator                                               1

13.  Water Dispenser                                            1

14.  Vending Machine                                            1

15.  Hot Case                                                   1

16.  Photo Copier                                               1

17.  Fax Machine                                                1

18.  Projector                                                  1


For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -10-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director

     PARTICULARS                            QUANTITY

19.  Wall Clocks                                  3

20.  EPBX System                                  1

21.  Vacuum Cleaner                               1

22.  Old Carpet on Floor                          LS

23.  Old Chairs                                   89

24.  Old Plastic Chairs                           26

25.  Sofa Chairs                                  4
     (Total Chairs - 119)

26.  Computer Tables                              54

27.  Plastic Tables                               5

28.  Side Table                                   1

29.  Executive Table                              2

30.  Conference Table                             1

31.  Wooden Table Big                             6

32.  Steel Table with Side                        1

33.  Fixed Table                                  20
     (Total Tables - 90)

34.  Front Desk                                   1

35.  White Writing Boards & Notice Boards         8

36.  Wooden Cabinet                               15

37.  Filing Cabinet 4 Drawers                     1


For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -11-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director

     PARTICULARS                                QUANTITY

38.  Filing Cabinet 2 Drawers                         1

39.  Server Room Rack                                 1

40.  Filing Rack                                      2

41.  Battery Racks                                    5

42.  Almirahs                                         3

43.  Old Exhaust Fans                                 6

44.  Old ceiling Fans                                 3

45.  Pedestrial Fans                                  2

46.  Tube Light Sets fitted with false ceiling        65

47.  X lanbit Modem                                   1
48.  GVC Modem                                        2
49.  16 port HUB DX Lanb                              1
50.  HPLeaser jet printer 2100                        1
51.  Sun System                                       1
52.  BayNetworks Switch                               1
53.  DlinkHub 10 Base T 16 Port                       3
54.  Enhanced CAT 5 UTP AMP CABLE                     LS
55.  Dual Port Iconable pace plate                    20
56.  Gang Box- Metallic                               20
57.  Cisco 2501 Router, 4 MB Flash, 4 mb dram         1
58.  Port jack panel                                  3
59.  Conduit Wire Managers                            6
60.  Power Strip                                      2
61.  HP LI 6P Printer                                 1
62.  14" Vintron Color monitor                        5
63.  Samtron Digital 14" Color Monitor                1
64.  Dlink  utp 16 port Hub                           3


For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -12-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director

PARTICULARS                                                                  QUANTITY
65.  Compaq proliant 800- P-II 350mhz Server                                 1
66.  Micom 3k Single Bank, Flach Pak                                         1
67.  Computer Machines - Touch make                                          7
68.  Hubs                                                                    6
69.  CD Re-Writer 8230                                                       1
70.  Epson Stylus-400 Color                                                  1
71.  HP SJ5100C-Scanner                                                      1
72.  Monitor Sharer 4:1                                                      3
73.  Ratioalrose 2000 ent edition Expired requiring Up gradation             1
74.  D 4100 - 08939 Rationalrose 2000 enterprise edition                     1
     documentation kit
75.  Roof Ceiling Fixed                                                      5500 sq. ft.
76.  Wooden partition embedded in earth having up to 9 ft height             1600 sq. ft.
77.  Cubicle of 1.5"*2.5" aluminum embedded in earth with                    1200 sq. ft.
     height of 4'6" appx.
78.  Generator room acoustics fixed on walls and ceiling
     for making it sound proof.
79.  Electric fittings for running the unit embedded in walls including cables and electrical MCBs, panel, bush bar and all accessories  thereof.


For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -13-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director

                                                                     ANNEXURE- B

      LIST OF SPECIFIED ASSETS OF M/S. S M INFOEXPERT PVT. LTD.

PARTICULARS                                                   QUANTITY

1 . Intel P-IV 2.4 Ghz Server                                       1

2. Intel P-IV 3.6 Ghz Server                                        1

3. Intel P-IV 1.8 Ghz Computers                                     10

4. Sonicwall SOH03/25 VPN (25 user) (validity till dec. 2004)       1

5. Dlink Swith 24 ports 10/100                                      1


For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -14-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director

                                                                      ANNEXURE-C

                       LIST OF ASSETS SOLD BY THE SELLERS

PARTICULARS                                              QUANTITY
1. Old Computers                                             37

2. HP Printer def                                            1

3. Chairs                                                    16

4. Table                                                     1

5. Other Defective Items:

     -  P-133 with multimedia (only sound port without
        speakers)                                            2

     -  Computer System-server :-                            2
        PII 266mhz , scsi 18 gb hdd, 1.44fdd
        128ram, lan card, keyboard, mouse

     -  Computer System Server                               4
        Intel MMX 200, scsi 4.3gb hdd, 1.44
        FDD, 24x cdrom drive, 32mb ram,
        Lan card, keyboard ,mouse, modem 56

     -  Computer System Workstation
        166mmx ,4.3 hdd, 32mb ram, 1.44fdd
        24x cdrom drive, lan card, mouse                    15
        keyboard

     -  Computer System-Workstation                         6
        166 MMX, 4.3GB HDD, 32MB Ram, 1.44 FDD,
        24x Cdrom lan card
        Keyboard, Mouse

     -  Dlink hub 8 Port 10 Base T                          6

     -  14' Digital Color Monitor                           8

     -  HP-CDR 7100E CD-REWRITER                            1


For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -15-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director


     -  14" Vintron Color monitor                                    1

     -  Samtron Digital 14" Color Monitor                            2

     -  Vintron II 350 mhz,64 sdram,4.3gb,                           3
        color monitor,lan card ,mouse
        keyboard

     -  Vintron P-II 350 mhz 64mb 4.3 gb,                            5
        14" color monitor, mouse, speaker,
        modem, 36x cdrom drive,cvt 500va

     -  Compaq Presario 2262 300mhz, cyrix                           1
        Processor, 32mb ram, 2.1 gb hdd
        1.44 fdd,32x cdrom drive, 15"color
        monitor, modem, lan card , keyboard
        mouse, sound card, speaker

     -  Compaq Deskpro EP, celeron 300A,                             1
        64 mb ram, 1.44fdd, 4.3gb hdd,Agp
        card,lan card, compaq v45 color
        monitor, mouse, keyboard,
        microsoft windows 95 pre loaded

     -  Compaq Deskpro EP,celeron 300A,                              2
        64 mb ram, 1.44fdd, 4.3gb hdd,Agp
        card, lan card, compaq v45 color
        monitor,mouse,keyboard,
        microsoft windows 95 pre loaded

     -  P-II 350 MHZ Intel Processor
        along with 64mb dimm,pcivga 2
        mb with cabinet, smps                                        3

     -  Vintron PC                                                   1
        P-II 350/64 RAM/4.3 HDD/1.44
        FDD,PCI VGA 2 MB 14"COLOUR
        Keyboard/ Mouse


For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -16-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director

                                                                     ANNEXURE C1

                       SOFTWARE PURCHASED FROM THIRD PARTY

     A.  M/s.  SOFTWARE  MOGULS  INDIA  PRIVATE  LIMITED

-----------------------------------------------------------------------------------------------------------
 S.  DETAILS OF         QTY.        REMARKS ON TRANSFERABILITY /                 INVOICE ISSUED BY
No.   SOFTWARE                      INVOICE(S) ISSUED IN FAVOUR OF
                                 M/s. APA Optronics India Pvt. Ltd.
-----------------------------------------------------------------------------------------------------------
 01  Visual studio 97      1  Through Invoice No. FSPL / BD / 2004-05     Third party vendor against debit
     Prof. upgrade            / 524 dated 14/02/2005of M/s. Futuresoft    note  no. SMIPL/2004-05/2 dated
     on cd Rom                Solutions Pvt. Ltd. for Rs. 25,000/-        01.02.2005 of M/s. Software
                                                                          Moguls India Pvt. Ltd. for Rs.
                                                                          15,250.
-----------------------------------------------------------------------------------------------------------
 02  Windows NT            1  Through Invoice No. 59 dated 09/02/2005     Third party vendor against debt
     Server 4.0 (5            of M/s. S & S Enterprises for Rs. 25,000/-  note no. SMIPL/HO 20047-05/01
     user)                                                                dated 01.02.2005 of M/s.
                                                                          Software Moguls India Pvt. Ltd.
                                                                          for Rs. 23,000/-
-----------------------------------------------------------------------------------------------------------
 03  True DB Grid             Through Invoice No. 59 dated 09/02/2005     Third party vendor against debt
     pro 6.0 (exp.            of M/s. S & S Enterprises for Rs. 1,000/-   note no. SMIPL/HO /2004-05/01
     reg. updation)                                                       dated 01.02.2005 of M/s.
                                                                          Software Mogul India Pvt. Ltd. for
                                                                          Rs. 500/-
-----------------------------------------------------------------------------------------------------------
 04  Olectra chart            Through Invoice No. 59 dated 09/02/2005     Third party vendor against debit
     6.0 (exp. req.           of M/s. S & S Enterprises for Rs. 1,000/-   note no. SMIPL/HO /2004-05/01
     updation)                                                            dated 01.02.2005 of M/s.
                                                                          Software Moguls India Pvt. Ltd.
                                                                          for Rs. 500/-
-----------------------------------------------------------------------------------------------------------
 05  Installshield         1  Through Invoice No. 59 dated 09/02/2005     Third party vendor against debit
     Software (exp.           of M/s. S & S Enterprises for Rs. 1,000/-   note no. SMIPL/HO /2004-05/01
     req. updation)                                                       dated 01.02.2005 of M/s. Software
                                                                          Moguls India Pvt. Ltd. For Rs.
                                                                          500/-
-----------------------------------------------------------------------------------------------------------
 06  Visual studio         1  Through Invoice No. 59 dated 09/02/2005     Third party vendor against debit
     Ent full pack            of M/s. S & S Enterprises for Rs. 55,000/-  note no. SMIPL/HO /2004-05/01
----------------------------  for 5 Users.                                dated 01.02.2005 of M/s.
 07  Visual studio         4                                              Software Moguls India Pvt. Ltd.
     ver6.0 Ent                                                           for Rs. 50,000/-
     Edition OLP
     NL.
-----------------------------------------------------------------------------------------------------------
 08  Visual C++ 6.0        1  Through Invoice No. 59 dated 09/02/2005     Third party vendor against debit
     STD Full pack            of M/s. S & S Enterprises for Rs. 3,600/-   note no. SMIPL/HO /2004-05/01
                                                                          dated 01.02.2005 of M/s.
                                                                          Software Moguls India Pvt. Ltd.
                                                                          for Rs. 3,000/-
-----------------------------------------------------------------------------------------------------------
 09  Windows 2000          1  Through Invoice No. 59 dated 09/02/2005     Third party vendor against debit
     prof PUP with            of M/s. S & S Enterprises for Rs. 6,200/-   note no. SMIPL/HO /2004-05/01
     95 full pack                                                         dated 01.02.2005 of M/s.
                                                                          Software Moguls India Pvt. Ltd.
                                                                          for Rs. 6,000/-
-----------------------------------------------------------------------------------------------------------


For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -17-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director

----------------------------------------------------------------------------------------------------------
 10  SBS 2000 FP           1  Through Invoice No FSPL / BD / 2004-05     Third party vendor against debit
     with 5 clients           / 524 dated 14/02/2005 of M/s. Futuresoft  note no. SMIPL/2004-05/2 dated
     CPUP from sun            Solutions Pvt. Ltd. for Rs. 36,961/-       01.02.2005 of M/s. Software
     solaris 8.X intel                                                   Moguls India Pvt. Ltd. for Rs.
     version                                                             36,961/-.
----------------------------------------------------------------------------------------------------------
 11  Windows 2000          2  Through Invoice No. FSPL / BD / 2004-05    Third party vendor against debit
     server with 5            / 524 dated 14/02/2005 of M/s. Futuresoft  note no. SMIPL/2004-05/2 dated
     CALS FP CUP              Solutions Pvt. Ltd. for Rs. 32,200/-       01.02.2005 of M/s. Software
     with Sun                                                            Moguls India Pvt. Ltd. for Rs.
     Solaris 8.X intel                                                   32,200/-
     version
----------------------------------------------------------------------------------------------------------
 12  Anti virus            1  Through Invoice No. 59 dated 09/02/2005    Third party vendor against debit
     software                 of M/s. S & S Enterprises for Rs. 500/-    note no. SMIPL/HO/2004-05/01
     (expired                                                            dated 01.02.2005 of M/s.
     requires                                                            Software Moguls India Pvt. Ltd.
     updation)                                                           for Rs. 100/-
----------------------------------------------------------------------------------------------------------

B. M/s. SM INFOEXPERT PRIVATE LIMITED

------------------------------------------------------------------------------------------------------------
 S.  DETAILS OF           QTY.         REMARKS ON TRANSFERABILITY /                INVOICE ISSUED BY
NO.   SOFTWARE                        INVOICE(S) ISSUED IN FAVOUR OF
                                    M/s. APA Optronics India Pvt. Ltd.
------------------------------------------------------------------------------------------------------------
 13  SQL server              1  Through Invoice No. 58 dated 01/02/2005     Third party vendor against debit
     2000 (5 users)             of M/s. S & S Enterprises for Rs. 53,500/-  note no. SMIEPL 2004-
     With paper                                                             05/DTA/01 dated 01.02.2005 of
     licence and CD                                                         M/s. Software Infoexpert Pvt.
     media (lifetime)                                                       Ltd. for Rs.50,000/-
------------------------------------------------------------------------------------------------------------
 14  Crystal report 9.0      1  Through Invoice No. 58 dated 01/02/2005     Third party vendor against debit
     (Developer)                of M/s. S & S Enterprises for Rs. 34,000/-  note no. SMIEPL 2004-
                                                                            05/DTA/01 dated 01.02.2005 of
                                                                            M/s. Software Infoexpert Pvt.
                                                                            Ltd. for Rs.30,000/-
------------------------------------------------------------------------------------------------------------
 15  Symantec                2  Through Invoice No. 59 dated 09/02/2005     Third party vendor against debit
     Norton anti                of M/s. S & S Enterprises for Rs. 500/-     note no. SMIEPL 2004-
     virus (5 users)                                                        05/DTA/01 dated 01.02.2005 of
     (expired                                                               M/s. Software Infoexpert Pvt.
     Required                                                               Ltd. for Rs.200/-
     updation)
------------------------------------------------------------------------------------------------------------


For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -18-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director

                                                                    ANNEXURE - D

      LIST OF INTELLECTUAL PROPERTY RIGHTS (IPR) DEVELOPED BY THE SELLERS

A.   M/S.  SOFTWARE  MOGULS  INDIA  PRIVATE  LIMITED

     (a) Software Developed for customers of M/s. Advanced Web Solutions Inc. USA and Owned (non exclusive rights) are as follows:

          -    E.  Mail  server  -  Developed  for  Lawsons,  USA
          -    Site  Builder  -  Developed  for  Lawsons  and  Fifty  below

     (b) Software Developed for Customers of M/s. Advanced Web Solutions Inc. USA are as follows:

          -    S. M. OLUM
          -    K R S  Education  Programme
          -    Maintrax
          -    1 H 1  -  Web  enabling
          -    Health  easy  -  web  enabled
          -    Marconi  Cass  -  Clients  of  C H Robinson
          -    Banta  -  Clients  of  C H Robinson
          -    Ship  LTL  -  C H Robinson

B.   M/S.  S  M  INFOEXPERT  PVT.  LTD.

     (a) Software Developed for customers of M/s. Advanced Web Solutions Inc. USA are as follows:

          - Utility Captain renamed as SM OLUM, the enhanced version of SMENG.


For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -19-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director

                                                                    ANNEXURE - E

                           DETAILS OF ASSETS NOT SOLD

     A.  M/S.  S  M  INFOEXPERT  PVT.  LTD.

1.   FURNITURE & FIXTURE  RS. 22,270/-

2.   ELECTRIC FITTING     RS. 8,075/-

3.   POWER SUPPLY SYSTEM  RS. 15,570/-

     TOTAL                RS. 46,095/-


For Software Moguls India Private Limited    For SM INFOEXPERT PVT. LTD.
/s/ Keshav Garg     Director                 /s/ Keshav Garg     DIRECTOR
--------------------------------------------------------------------------------
                                      -20-

                                             For APA OPTRONICS (INDIA) PVT. LTD.
                                             /s/ Kul Bhushan Jain    Director